Exhibit 21

Pinnacle Entertainment, Inc.
List of Subsidiaries

Subsidiary	State of Organization	Name(s) under which Subsidiary does Business
ACE Gaming, LLC	New Jersey
AREH MLK LLC	Delaware
AREP Boardwalk Properties LLC	Delaware
Belterra Resort Indiana, LLC	Nevada	Belterra Casino Resort & Spa
BILOXI CASINO CORP.	Mississippi
Boomtown, LLC	Delaware	Boomtown, LLC
Brighton Park Maintenance Corp.	New Jersey	Brighton Park
Casino Magic Corp.	Minnesota
Casino Magic (Europe) B.V.	Netherlands
Casino Magic Hellas Management Services, S.A.	Greece
Casino Magic Management Services Corp.	Minnesota
Casino One Corporation	Mississippi	Lumière Place Casino & Hotels
Double Bogey, LLC	Texas
Landing Condominium, LLC	Missouri
Louisiana-I Gaming, A Louisiana Partnership in Commendam	Louisiana	Boomtown New Orleans
Mitre Associates LLC	Delaware
OGLE HAUS, LLC	Indiana	Ogle Haus Inn
Pinnacle Design & Construction, LLC	Nevada
PNK (Baton Rouge) Partnership	Louisiana
PNK (BOSSIER CITY), Inc.	Louisiana	Boomtown Bossier
PNK (CHILE 1), LLC	Delaware
PNK (CHILE 2), LLC	Delaware
PNK Development 1, Inc.	Delaware
PNK Development 2, Inc.	Delaware
PNK Development 3, Inc.	Delaware
PNK Development 4, Inc.	Delaware
PNK Development 5, Inc.	Delaware
PNK Development 6, Inc.	Delaware
PNK Development 7, LLC	Delaware
PNK Development 8, LLC	Delaware
PNK Development 9, LLC	Delaware
PNK Development 10, LLC	Delaware
PNK Development 11, LLC	Nevada
PNK Development 12, LLC	Nevada
PNK Development 13, LLC	New Jersey
PNK Development 15, LLC	Pennsylvania
PNK Development 16, LLC	Indiana
PNK Development 17, LLC	Nevada
PNK Development 18, LLC	Delaware
PNK Development 19, LLC	Delaware
PNK Development 20, LLC	Delaware

Subsidiary	State of Organization	Name(s) under which Subsidiary does Business
PNK Development 21, LLC	Delaware
PNK Development 22, LLC	Delaware
PNK Development 23, LLC	Nevada
PNK Development 24, LLC	Nevada
PNK Development 25, LLC	Nevada
PNK Development 26, LLC	Nevada
PNK Development 27, LLC	Nevada
PNK Development 28, LLC	Delaware
PNK (ES), LLC	Delaware	HoteLumière
PNK (EXUMA), LIMITED	Bahamas
PNK (Kansas), LLC	Kansas
PNK (LAKE CHARLES), L.L.C.	Louisiana	L'Auberge du Lac Casino Resort
PNK (Ohio), LLC	Ohio	River Downs
PNK (Ohio) II, LLC	Ohio
PNK (Ohio) III, LLC	Ohio
PNK (RENO), LLC	Nevada	Boomtown Reno
PNK (River City), LLC	Missouri	River City Casino
PNK (SCB), L.L.C.	Louisiana
PNK (STLH), LLC	Delaware
PNK (ST. LOUIS RE), LLC	Delaware
Port St. Louis Condominium, LLC	Missouri
President Riverboat Casino-Missouri, Inc.	Missouri
PSW Properties LLC	Delaware
Realty Investment Group, Inc.	Delaware
St. Louis Casino Corp.	Missouri
Yankton Investments, LLC	Nevada

2